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                                  SCHEDULE 14A
                                 (RULE 14A-101)

             INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT

                            SCHEDULE 14A INFORMATION

         CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                          / /
Filed by a party other than the registrant      /X/

Check the appropriate box:

/X/   Preliminary Consent Statement
/ / Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Consent Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Under Rule 14a-12

                          AUSTINS STEAKS & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    Titus W. Greene, G. Thomas Cliett, Thomas M. Hontzas, Charles W. Mantooth
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of
           transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration Statement No.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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                   SUBJECT TO COMPLETION, DATED AUGUST 6, 2002



                          -----------------------------

                   PRELIMINARY CONSENT SOLICITATION STATEMENT

                                       OF

             TITUS W. GREENE, G. THOMAS CLIETT, CHARLES W. MANTOOTH

                              AND THOMAS M. HONTZAS

                          -----------------------------


Dear Shareholders:

     This consent solicitation statement and the attached GOLD consent card are from the following four shareholders of Austins Steaks & Saloon, Inc. ("Austins" or the "Company"): Titus W. Greene, G. Thomas Cliett, Charles W. Mantooth and Thomas M. Hontzas (together, the "Austins Group"). We beneficially own approximately 23.6% of the Company's outstanding common stock. We are extremely disappointed with the Company's declining performance, financial condition and stock price.

     As you may be aware, Mr. Greene resigned from the Company's Board of Directors effective as of July 18, 2002 because he felt that the current make-up of the Board hinders the Company's future prospects. We are writing to provide you with the opportunity to replace six of the eight remaining directors of Austins, as well as fill the vacancy created by Mr. Greene's resignation, with our director nominees ("Nominees"). We have selected the Nominees based on their industry and management experience, and we believe that they have the ability and determination to make the necessary changes to begin moving Austins in the right direction.

     This Consent Statement and the attached GOLD consent card are first being furnished to selected shareholders of Austins on or about August __, 2002.

     We believe that the current Board of Directors is at least partly responsible for the Company's recent poor performance. We believe that, if elected, our Nominees will act decisively to curb the wasteful, unproductive spending that has substantially decreased the Company's earnings, will improve and grow the Company's franchisee network and will develop prudent strategies for growing earnings. We believe that leaving the current Board of Directors in office will make it progressively more difficult to restore Austins' financial strength and increase its stock price. We therefore believe it is important to act now, and we urge you to support us in our efforts.

     As you know, the Company earned $1.1 million in 1997 and $1.1 million in 1998. Since that time, the Company has either lost money or shown very small profits. The Company has invested large amounts of money in Company stores, which have proven to be unprofitable, and shareholder value has suffered. We believe that the following examples are indicative of the mismanagement that has caused the declining financial performance of the Company:


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     o    store acquisitions in Little Rock, Shreveport, Pine Bluff and other locations recommended by management and approved by the Board;

     o expenditures of millions of dollars on store remodeling, which we believe has not generated returns sufficient to justify such expenditures; and

     o the acquisition of Quincy's units, which resulted in a net loss of $1.2 million in 2000 alone, according to the Company's most recent annual report, and may expose the Company to potential liability for future rental payments on closed units.

     We believe the pattern of mismanagement can be reversed. We believe the Nominees, if elected, will develop and implement a much-needed strategic business plan that we believe will increase the financial performance of the Company and generate increased value for all shareholders. Although definitive plans have not been formulated and no results can be guaranteed, the Nominees, if elected, intend to:

     o evaluate Company-owned stores with a focus on stemming the losses that this segment of the business has generated in recent years;

     o evaluate all expenses of the Company in order to identify areas where we can more efficiently operate, paying particular attention to Company stores and franchise operations;

     o operate in such a fashion as to minimize costly legal expenses and misguided lawsuits through the use of negotiation, mediation and other means, rather than confrontation, to resolve disputes;

     o restore confidence and communications with franchisees and attempt to develop a strategy to assist and retain existing franchisees and attract new, qualified franchisees; and

     o implement long-range strategic planning with an emphasis on developing systems to grow earnings and improve shareholder value.

     We believe in the Company's potential for success, but we also believe that new leadership and new ideas are necessary for Austins to realize that success. We believe that the industry and management experience, the improved strategic plans and the renewed concern for shareholder interests that our Nominees will bring to the Board will revitalize the Company. Although we can make no guarantees, we believe that our Nominees can improve the Company's operating performance and enhance shareholder value. These are the initiatives and goals that, in our view, only a new Board of Directors will be willing and able to undertake and accomplish.

     This is your opportunity to exercise your rights as a shareholder and to let your voice be heard by current management. It is time for a much-needed change. We therefore urge you to consent to the proposals described below by marking, signing and DATING the enclosed GOLD consent card and faxing it to Charles W. Mantooth at (434) 797-4163 and sending the original in the enclosed, postage paid envelope to the following address:


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                             c/o Charles W. Mantooth
                              3211 Riverside Drive
                               Danville, VA 24541

     If you have questions regarding completion of your GOLD consent card, please call:

          Titus W. Greene              or              Thomas M. Hontzas
          (704) 481-8800                                (601) 981-1130

                                  OUR PROPOSALS

     We are asking you to consent to the following three actions, as authorized by Delaware law:

     (1) Remove six of the current eight Austins directors (all except Paul C. Schorr, III and J. Alan Cowart) and remove any other directors elected or appointed to the Austins Board before the effective time of this shareholder action, other than our seven Nominees.

     (2) To elect our seven Nominees named in this Consent Statement to replace the six removed directors and fill the vacancy created by the resignation of Mr. Greene, to serve as directors of Austins until their respective successors are duly elected and qualified or their earlier resignation or removal.

     BOTH OF PROPOSALS 1 AND 2 MUST BE APPROVED FOR EITHER OF THEM TO BE EFFECTIVE.

     (3) Repeal any amendment to the Company's bylaws adopted by the current Board between July 17, 2002 and the date on which this shareholder action becomes effective.

              WE RECOMMEND THAT YOU CONSENT TO ALL OF OUR PROPOSALS

     Approval of each of the proposals requires the affirmative consent of a majority (i.e., more than 50%) of the issued and outstanding shares of Austins common stock on August __, 2002 (the "Consent Record Date"). Although we are seeking the removal of only six of the eight current directors of Austins, it is possible that one or both of the two remaining directors, Messrs. Schorr and Cowart, might choose to resign rather than continue to serve on the Board. If either or both of them resign, the remaining directors of Austins would appoint replacement directors pursuant to the Company's bylaws. Those replacement directors, like all directors of Austins (including the Nominees if elected) would serve until the next annual meeting of the Company's shareholders (unless they are removed or resign before then), when they may stand for reelection to the Board.

                            YOUR CONSENT IS IMPORTANT

                TO CONSENT TO OUR PROPOSALS, PLEASE PROMPTLY SIGN
                   AND RETURN THE ENCLOSED GOLD CONSENT CARD.

     If your shares of Austins common stock are held in your own name, please sign, DATE and fax the enclosed GOLD consent card today to Charles W. Mantooth at (434) 797-4163. Please mail or hand-deliver the original in the enclosed postage-paid envelope to the address set


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forth below. Shareholders executing consents must sign their name(s) exactly as their shares are registered. Joint owners should each sign personally. If signing as an attorney, executor, administrator, trustee, or guardian, please provide full title. If the shareholder is a corporation or partnership, the signature should be in the corporate or partnership name by an authorized officer.

     If your shares of Austins common stock are held in "Street Name" (e.g., by a broker or bank), only your broker or bank can execute a consent on your behalf, but only upon receipt of your specific instructions. Please sign, DATE and mail or hand-deliver the enclosed GOLD CONSENT INSTRUCTION FORM to your broker or bank today, along with the GOLD CONSENT CARD for your broker or bank to execute. Please also contact the persons responsible for your account and instruct them to execute the consent card on your behalf and to DATE the consent card.

     If you need additional GOLD consent cards for shares held in more than one name, please contact us and we will forward additional consent cards.

     After faxing, please deliver executed GOLD consent cards to:

                             c/o Charles W. Mantooth
                              3211 Riverside Drive
                               Danville, VA 24541

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE IN EXECUTING OR DELIVERING YOUR CONSENT, PLEASE CALL:

        Titus W. Greene                or                 Thomas M. Hontzas
        (704) 481-8800                                     (601) 981-1130

         IF YOU DO NOTHING OR ABSTAIN, THE EFFECT WILL BE A VOTE AGAINST
                                 THE PROPOSALS.

         IN ORDER TO REMOVE AND REPLACE SIX OF THE CURRENT DIRECTORS OF AUSTINS, THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING
              SHARES IS NEEDED FOR BOTH PROPOSAL 1 AND PROPOSAL 2.

                  WE URGE YOU TO VOTE FOR ALL OF OUR PROPOSALS.

              QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

Q:   WHO IS MAKING THE SOLICITATION?

A: This solicitation is being made by Titus W. Greene, G. Thomas Cliett, Charles W. Mantooth and Thomas M. Hontzas (collectively, the "Austins Group"). We are the beneficial owners of approximately 23.6% of the Company's common stock. According to the Company's most recent proxy statement dated May 24, 2002, Mr. Greene is the single largest individual shareholder of the Company and beneficially owns approximately 16.4% of the Company's common stock. Mr. Greene was a director of the Company from 1999 until July 18, 2002, when he resigned from the Board. He was Chairman of the Board and a director of WesterN SizzliN Corporation, the predecessor of


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     Austins, from 1993 to 1997, and was a WesterN SizzliN franchisee from 1973 to 1996. Mr. Cliett has been the owner/operator of several WesterN SizzliN franchise restaurants since 1973 and is currently the owner/operator of three restaurants. He previously served as a director of WesterN SizzliN Corporation. Mr. Mantooth has been the owner/operator of several WesterN SizzliN franchise restaurants since 1978, is currently the owner/operator of one restaurant, and previously served as a director of Austins and WesterN SizzliN Corporation. Mr. Hontzas has co-owned and operated one WesterN SizzliN franchise restaurant since 1980 and another since 1984. He also previously served as a director of both Austins and WesterN SizzliN Corporation. None of the Nominees other than members of the Austins Group are participants in this solicitation.

Q:   WHAT ARE WE ASKING YOU TO CONSENT TO?

A:   You are being asked to consent to three proposals, which would:

     o Remove six of the Company's eight current directors. While we are not seeking the removal of Paul C. Schorr, III or J. Alan Cowart, there is no assurance that they will continue to serve on the new Board of Directors. If they resign, the Nominee directors, if elected, would fill their vacancies;

     o Replace the removed directors and fill the vacancy created by Mr. Greene's resignation with our seven Nominees, who have substantial management experience in the restaurant industry, and who have indicated their support for our new strategic action plans. Unless earlier removed or they resign, these Nominees would serve until the next annual meeting of the Company's shareholders; and

     o Repeal any bylaw amendments adopted by the current Board between July 17, 2002 and the effective date of the shareholder actions described in this Consent Statement.

     PROPOSALS 1 AND 2 ARE CONDITIONED UPON THE ADOPTION OF EACH OTHER.

Q:   WHO ARE THE NOMINEES?

A: Our Nominees are Thomas M. Hontzas, Charles W. Mantooth, Titus W. Greene, Pat Vezertzis, Charles H. Wright, Jesse M. Harrington III and William E. Proffitt. All of the Nominees are independent and do not presently serve the Company in any capacity. The principal occupation and business experience of each Nominee is set forth in this Consent Statement under the Section entitled "Additional Information Regarding Our Proposals" on page 8, which we urge you to read. As shown therein, the Nominees are highly qualified individuals who possess substantial management experience in the restaurant industry. We believe you are entitled and it is in your best interest to give our Nominees a chance to implement their business plan.

Q:   WHO CAN CONSENT TO THESE MATTERS?

A: Under Section 213(b) of the Delaware General Corporation Law, we can set the record date to determine the shareholders entitled to consent to our proposals (if the Board does not do so) by delivering a signed consent card to the Company. We delivered a signed written consent to the Company on August __, 2002. Therefore, if you owned shares of the Company on August __, 2002 (the "Consent Record Date"), you have the right to


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     consent to the proposals, even if you disposed of some or all of your shares after the Consent Record Date.

Q:   HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE PROPOSALS TO ADOPT THEM?

A: We must receive consents from a majority (i.e., more than 50%) of the issued and outstanding shares of Austins common stock as of the Consent Record Date as to each proposal in order for each of the proposals to be adopted. Based on the Company's proxy statement dated May 24, 2002, the Company reported having 12,178,800 shares of common stock outstanding. We are not aware of any subsequent issuances of common stock by the Company. We therefore believe that the affirmative vote of at least 6,089,400 shares is necessary to adopt each of the proposals. Abstentions, failures to vote and broker non-votes will have the same effect as a "no" vote. We beneficially own approximately 2,876,188 shares, or 23.6%, of the Company's issued and outstanding shares and intend to consent to all of the proposals described herein. Our other Nominees beneficially own approximately 1,000 shares of the Company's common stock, and we believe our Nominees who own shares will consent to all of the proposals described herein. Assuming our Nominees consent to the proposals, we believe that we will need the affirmative consent of the holders of 3,212,212 more shares to adopt the proposals.

Q:   WHEN WILL THE PROPOSALS BECOME EFFECTIVE?

A: Proposals 1 and 2 will become effective and the Nominees will take office as the directors of the Company when we receive valid and unrevoked consents from record holders representing a majority (i.e., more than 50%) of the issued and outstanding shares of Austins common stock as of the Consent Record Date as to both proposals 1 and 2 and those consents are delivered to the Company in accordance with Delaware law. Proposal 3 will become effective when we receive valid and unrevoked consents from record holders representing a majority of the shares as of the Consent Record Date and those consents are delivered to the Company in accordance with Delaware law. Promptly after the effectiveness of the proposals, the Company is required to notify all shareholders that the proposals were adopted and became effective.

Q:   WILL PROPOSAL 1 BE EFFECTIVE IF PROPOSAL 2 IS NOT ALSO ADOPTED?

A: No. In order for either proposal 1 or proposal 2 to be effective, both must be adopted by the shareholders. In other words, a vote to remove the present Board will not be effective unless our Nominees also are elected. Proposal 3 may be adopted and become effective independent of proposals 1 and 2.

Q:   WHAT IS THE DEADLINE FOR SUBMITTING CONSENTS?

A: Under Section 228(c) of the Delaware General Corporation Law, consents must be received by the Company within 60 days of the Consent Record Date in order to be effective. Accordingly, consents cannot be submitted later than October __, 2002. However, because the proposals will become effective upon our delivery to the Company of valid and unrevoked consent cards totaling more than 50% of the shares entitled to vote as of the Consent Record Date, and because this may occur before the 60-day period


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     has expired, WE URGE YOU TO ACT PROMPTLY in order to assure that your vote will count.

Q:   WHAT SHOULD YOU DO TO CONSENT?

A: If your shares of common stock are held in your own name, please sign, DATE and fax the enclosed GOLD consent card today to Charles W. Mantooth at
     (434) 797-4163. Please also mail or hand-deliver the original to us.

     If your shares of common stock are held in "Street Name" (e.g., by a broker or bank), only your broker or bank can execute a consent on your behalf, but only upon receipt of your specific instructions. Please sign, DATE and mail or hand-deliver the enclosed GOLD CONSENT INSTRUCTION FORM to your broker or bank today, along with the GOLD CONSENT CARD for your broker or bank to execute. Please also contact the persons responsible for your account and instruct them to execute the consent card on your behalf and to DATE the consent card.

     If you need additional GOLD consent cards for shares held in more than one name, please contact us and we will forward additional consent cards.

Q:   CAN YOU REVOKE YOUR CONSENT?

A: Yes. You may revoke an executed consent card at any time before the Proposals become effective by marking, dating, signing and delivering a written revocation to Charles W. Mantooth in any manner of delivery. A revocation may be in any written form signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequent and properly dated consent that is properly completed, in opposition to an earlier consent, will also constitute a revocation of the earlier consent.

     Although a revocation is also effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be promptly faxed to us at the number set forth above or mailed or hand-delivered to us so that we will be aware of all revocations and can more accurately determine if and when the requisite consents to the actions described herein have been received. Revocations sent to the Company may be delivered to its principal office at 317 Kimball Avenue, N.E., Roanoke, VA 24016, or to any other address provided by the Company.

Q:   WHO DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

A:   Please call Titus W. Greene at (704) 481-8800 or Thomas M. Hontzas at
     (601) 981-1130.

        CERTAIN EFFECTS OF A CHANGE IN CONTROL OF THE BOARD OF DIRECTORS

     Removing six of the Company's current directors and replacing them with our Nominees through this Consent Statement could constitute a "change-in-control" under the terms of the Company's credit, management, operating or other agreements. All material agreements of the Company, including any that contain change-in-control provisions, are required to be filed with the Securities and Exchange Commission ("SEC"). In addition, any change-in-control arrangements with certain executive officers that provide for payments in excess of $100,000 are


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required to be disclosed in the Company's annual report on Form 10-K and in the Company's proxy statement. None of the Company's contracts filed with the SEC contain change-in-control provisions, and neither the annual report nor the proxy statement of the Company contain any disclosure regarding any change-in-control arrangements with management. We are otherwise unaware of any contracts that contain change-in-control provisions. We cannot, however, assure you that none exist. It is also possible that, prior to the effectiveness of our proposals, the current Board of Directors may seek to enter into change-in-control agreements with existing management or may enter into employment agreements with management that contain change-in-control provisions that would be triggered upon the effectiveness of our proposals. In the event that the current Board attempts to enter into change-in-control agreements in response to our efforts to remove them, we intend to pursue available remedies to hold the current Board accountable for such action and to nullify such agreements. In the event that any change-in-control provisions are triggered, the Company could be required to pay significant amounts to any counter parties or seek waivers from such obligations.

     If our Nominees are elected, we intend to seek reimbursement from the Company for our costs since we believe the purpose of this Consent Statement is to advance the interests of all of the Company's stockholders. We estimate that the cost of our solicitation efforts would be approximately $100,000. If such reimbursement were to occur, it would have the effect of a one-time, non-recurring expense and would reduce the Company's working capital.

     Other than the foregoing, we are not aware of any other adverse consequences that would result from the removal of the Company's current directors and their replacement with our Nominees pursuant to this Consent Statement.

                 ADDITIONAL INFORMATION REGARDING OUR PROPOSALS

PROPOSAL 1: REMOVAL OF DIRECTORS

     You are being asked to adopt a proposal to remove six of the eight current directors of the Company. Section 141(k) of the Delaware General Corporation Law allows shareholders to remove directors with or without cause. Our proposal would remove J. Carson Quarles, Victor F. Foti, Ronald G. Stancill, Roger D. Sack, Stanley L. Bozeman, Jr. and A. Jones Yorke from the current Board. As explained in this Consent Statement, we believe that the current Board is at least partly responsible for the Company's recent poor performance and that these directors should therefore be removed.

PROPOSAL 2: ELECTION OF NOMINEES

     You are being asked to adopt a proposal to elect as directors of Austins each of the seven Nominees named below, each of whom has consented to being named in this Consent Statement and our other solicitation materials and to serve as a director, if elected, until the next annual meeting of the Company's shareholders (which we believe will be held in May or June of 2003) or until his successor has been elected and qualified. The bylaws of the Company provide that the Board of Directors shall determine the number of directors eligible for election, which is currently nine. The bylaws also provide that a single class of directors will be elected at the annual meeting and hold office until the following annual meeting or until his successor is elected and qualified. If elected, our Nominees would serve together with the two remaining


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directors, Messrs. Schorr and Cowart, as a single class of directors in accordance with these bylaw provisions.

     Our primary purpose in seeking to elect the Nominees to the Company's Board is to enhance the value of the Company for the benefit of all shareholders. If elected, the Nominees would be responsible for managing the business and affairs of Austins.

     Although we have no reason to believe that any of the Nominees may be unable or unwilling to serve as directors, if any of the Nominees is unable to serve as a director of the Company due to death, disability or otherwise, the remaining Nominee or Nominees may designate another person or persons to replace the Nominee or Nominees unable to serve.

     The name, age, present principal occupation and employment history of each of the Nominees for at least the past five years are as follows:

     THOMAS M. HONTZAS. Age 58. Mr. Hontzas has co-owned and operated two WesterN SizzliN franchise restaurants in Meridian and Magee, Mississippi since 1980 and 1984, respectively. Mr. Hontzas previously served as a director of WesterN SizzliN Corporation, the Company's predecessor, and the Company from 1997 to 2001. Mr. Hontzas is currently a director of the Peoples Bank of Mendenhall, Mississippi. Mr. Hontzas served for 11 years as Executive Vice President of the Deposit Guaranty Corp. in Jackson, Mississippi, a holding company with banking offices in three states . He also served in several other positions with the Deposit Guaranty Corp. from 1968 to 1998.

     CHARLES W. MANTOOTH. Age 63. Mr. Mantooth has owned and operated WesterN SizzliN franchise restaurants in Danville, Virginia since 1976 and currently owns and operates one restaurant. Mr. Mantooth previously served as a director of WesterN SizzliN Corporation, the Company's predecessor, and the Company from 1998 to 1999. He is currently serving as President of Rax Restaurant, Mantooth and Mobley Inc. and The Lighting Center. In addition, Mr. Mantooth is currently involved in several residential and commercial real estate development ventures.

     TITUS W. GREENE. Age 65. Mr. Greene was a director of the Company from 1999 until July 18, 2002, when he resigned from the Board. He is currently pursuing personal interests. Mr. Greene was Chairman of the Board and a director of WesterN SizzliN Corporation from 1993 to 1997, and was a WesterN SizzliN franchisee from 1973 to 1996. He has been a member of the Board of Directors of First Community Bank of Gastonia and its successors since 1993.

     PAT VEZERTZIS. Age 55. Mr. Vezertzis has owned and operated six WesterN SizzliN franchise restaurants in Alabama and Tennessee since 1979. He previously served as a director of WesterN SizzliN Corporation, the Company's predecessor, from 1993 to 1995. Mr. Vezertzis has served as an advisory board member of Compass Bank of Fort Payne, Alabama since 1990.

     CHARLES H. WRIGHT. Age 67. Mr. Wright previously served in several management positions with the Monarch Division of Sara Lee Corporation from 1954 to 1998. These positions included Regional Vice President overseeing five separate divisions and Director of Purchasing. Prior to his retirement in 1998, Mr. Wright served as President of the Raleigh branch of the Monarch Division.

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     JESSE M. HARRINGTON III. Age 61. Mr. Harrington served as a director of
WesterN SizzliN Corporation, the Company's predecessor, from 1996 to 1999. He is currently a financial consultant for individuals. Mr. Harrington previously served from 1968 to 1993 in several positions with Hardee's Food Systems, Inc., including accounting supervisor and senior vice president-treasurer, in which he was responsible for all treasury and controllership functions. He has previously served on the Boards of two local banks.

     WILLIAM E. PROFFITT. Age 37. Mr. Proffitt has owned and operated a WesterN SizzliN franchise restaurant in Charlottesville, Virginia since 1997. He previously served as Director of Company Operations for WesterN SizzliN Corporation from 1996 to 1997.

     None of the Nominees other than members of the Austins Group is a participant in this consent solicitation. None of the Nominees nor any of their associates has any direct or indirect substantial interest, except by their ownership of Austins common stock, in any of the proposals included in this Consent Statement.

     The foregoing information has been furnished to us by the respective Nominees. It is expected that each Nominee, if elected, will receive director fees as currently paid to members of the Board and will be reimbursed by the Company for reasonable out-of-pocket expenses incurred in the performance of services as a director. Our Nominees will also be entitled to indemnification by the Company in accordance with the Company's bylaws and the Delaware General Corporation Law.

     The GOLD consent card delivered with this Consent Statement provides each shareholder with the opportunity to designate any of the Nominees whom he or she does not desire to elect to the Board. WE URGE YOU TO VOTE FOR ALL OF THE NOMINEES ON THE GOLD CONSENT CARD DELIVERED WITH THIS CONSENT STATEMENT.

PROPOSAL 3: REPEAL OF BYLAWS ADOPTED AFTER JULY 17, 2002 AND BEFORE THE EFFECTIVENESS OF THIS PROPOSAL

     You are being asked to adopt a proposal that would repeal any amendments to the Company's bylaws adopted by the current Board between July 17, 2002 and the effective date of the shareholder actions that we are proposing in this Consent Statement. This proposal is designed to prevent the current Board from taking actions to amend the Company's bylaws to attempt to nullify or delay the actions taken by you under these proposals or to create new obstacles to your ability to freely elect a board of directors that represents your best interests. We believe that the most recent version of the Company's bylaws were adopted on May 10, 2000, and no amendments after that date have been publicly disclosed.

                                VOTING SECURITIES

     According to the Company's Certificate of Incorporation, the Company's shares of common stock constitute its only class of outstanding voting securities. Accordingly, only holders of the Company's common stock as of the Consent Record Date are entitled to execute consents. The Consent Record Date for determining shareholders entitled to vote is August __, 2002. According to the Company's proxy statement for the most recent annual meeting of shareholders, as of May 17, 2002, there were 12,178,800 shares of the Company's common stock issued and outstanding. We understand that there are no other classes of common stock and no shares of preferred stock outstanding. Each outstanding share of common stock as of the Consent Record Date is entitled to one vote on each of the proposals. Shareholders do not have cumulative voting rights, which means that your shares are voted separately for each proposal.

     We beneficially own 2,876,188 shares of the Company's common stock as of the Consent Record Date, representing approximately 23.6% of the issued and outstanding shares. We have consented to all of the proposals. In addition, the other Nominees beneficially own an aggregate of 1,000 shares of the Company's common stock as of the Consent Record Date. We believe our Nominees will consent to each of the proposals in this Consent Statement.

                          OWNERSHIP OF COMMON STOCK BY
                         THE SOLICITORS AND THE NOMINEES

         The following table sets forth the number and percentage of outstanding shares of the Company's common stock beneficially owned by us and each of the other Nominees as of the Consent Record Date.

                                                          NUMBER OF SHARES       PERCENT OF
NAME                                                     BENEFICIALLY OWNED        CLASS
----                                                     ------------------      ----------
Titus W. Greene                                              2,000,000             16.4%

G. Thomas Cliett                                               416,036              3.4%

Charles W. Mantooth                                            335,000              2.8%

Thomas M. Hontzas                                              125,152              1.0%

Charles H. Wright                                                 --                 --

Pat Vezertzis                                                    1,000               *

Jesse M. Harrington III                                           --                 --

William E. Proffitt                                               --                 --

Solicitors and Nominees, as a group (eight persons)          2,877,188             23.6

--------
* Represents less than 1% of the outstanding common stock of the Company

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This Consent Statement may contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current information. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions and plans, future performance, and potential growth and performance of the Company.

     Any and all of our forward-looking statements in this Consent Statement can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties.

Consequently, no forward-looking statement can be guaranteed. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this Consent Statement. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

                                  SOLICITATION

     The solicitation of consents pursuant to this Consent Statement is being made by members of the Austins Group. Consents may be solicited by mail, advertisement, telephone or telecopier and in person. No persons will receive compensation for soliciting consents.

     The cost of the solicitation of consents to the proposals will initially be borne by us. We intend to seek reimbursement from the Company for the costs of this solicitation if we are successful in obtaining the requisite consents for proposals 1 and 2 since we believe the purpose of the proposals in this Consent Statement is to advance the interests of all of the Company's shareholders. If such reimbursement is sought, the question of whether such reimbursement will be made will be submitted to the Company's Board of Directors for final decision. We will abstain from any Board vote on this matter. Costs related to the solicitation of consents to the proposals include expenditures for attorneys, printing, postage, telephone and related expenses and filing fees and are expected to aggregate approximately $100,000, of which approximately $85,000 has been spent to date. The portion of such costs allocable solely to the solicitation of consents to the proposals is not readily determinable.

                      CONSENT PROCEDURE UNDER DELAWARE LAW

     Section 228 of the Delaware General Corporation Law (the "DGCL") generally provides that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Neither the Company's Certificate of Incorporation nor its bylaws prohibit shareholder action by written consent.

     Section 213(b) of the DGCL generally provides that if no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. On August __, 2002, we delivered a signed written consent to the

Company setting forth and consenting to the proposals contained in this Consent Statement. Accordingly, pursuant to Section 213(b) of the DGCL, August __, 2002 is the Consent Record Date for the solicitation.

     If the proposals are adopted pursuant to this Consent Statement, prompt notice must be given by the Company pursuant to Section 228(d) of the DGCL to shareholders who have not executed consents.

                              SPECIAL INSTRUCTIONS

     If you were a record holder of shares of the Company's common stock as of the close of business on the Consent Record Date, you may elect to consent to, withhold consent to or abstain with respect to each proposal by marking the "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, below each such proposal on the accompanying GOLD consent card and signing, DATING and faxing it promptly to Charles W. Mantooth at (434) 797-4163 and returning the original to us at the address set forth on page 3.

     IMPORTANT: IF YOU HOLD SHARES THROUGH A BROKER OR BANK, ONLY THEY CAN EXECUTE A CONSENT CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM TO EXECUTE A CONSENT CARD ON YOUR BEHALF TODAY.

     If the record holder signing, dating and returning the GOLD consent card has failed to check a box marked "CONSENT," "DOES NOT CONSENT" or "ABSTAIN" for any of the proposals, such record holder will be deemed to have consented to each such proposal, except that such record holder will not be deemed to have consented to the removal of any current director or to the election of any Nominee whose name is written in on the consent card under the corresponding proposal.

             WE RECOMMEND THAT YOU CONSENT TO EACH OF THE PROPOSALS

            YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE
              ENCLOSED GOLD CONSENT CARD AND RETURN THE CARD TODAY.

          FAILURE TO RETURN YOUR CONSENT CARD WILL HAVE THE SAME EFFECT
                         AS VOTING AGAINST THE PROPOSALS

     If your shares of the Company's common stock are held in "Street Name" (e.g., by a broker or bank), only your broker or bank can execute a consent on your behalf, but only upon receipt of your specific instructions. Please sign, DATE and mail or hand-deliver the enclosed GOLD CONSENT INSTRUCTION FORM to your broker or bank today, along with the GOLD CONSENT CARD for your broker or bank to execute. Please also contact the persons responsible for your account and instruct them to execute the consent card on your behalf and to DATE the consent card.

     If you need additional GOLD consent cards for shares held in more than one name, please contact us and we will forward additional consent cards.

                                APPRAISAL RIGHTS

     Holders of the Company's common stock do not have dissenters' appraisal rights under Delaware law in connection with this Consent Statement or the proposals contained herein.

                              SHAREHOLDER PROPOSALS

     According to the Company's proxy statement dated May 24, 2002, shareholder proposals that are intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Company not later than January 15, 2003, in order to be included in the proxy statement and form of proxy for that meeting. Notwithstanding the Company's proxy statement, under federal securities laws, we believe that shareholder proposals submitted for inclusion in the proxy statement for the Company's 2003 annual meeting must be received no later than January 24, 2003. Additionally, while the Company's May 24, 2002 proxy statement is silent on the matter, any other proposal that a shareholder desires to present for action at an annual meeting otherwise than through the proxy statement must be received by the Company no later than the close of business on April 9, 2003. A proponent of a shareholder proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

                                   QUESTIONS?

     If you have any questions or require any assistance in executing or delivering your consent, please call:

        Titus W. Greene                  or              Thomas M. Hontzas
        (704) 481-8800                                    (601) 981-1130


Dated:  August ___, 2002

                                     ANNEX I

                       INFORMATION CONCERNING THE COMPANY


     The mailing address of the Company is 317 Kimball Avenue NW, Roanoke, Virginia 24016.

                                    ANNEX II

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     According to the Company's proxy statement dated May 24, 2002, the following table sets forth the beneficial ownership of the Company's common stock as of May 17, 2002, the record date for the 2002 annual meeting of shareholders, (a) by each director, (b) by all directors and executive officers as a group, and (c) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock. Titus W. Greene resigned from the Board of Directors on July 18, 2002. The table below gives effect to Mr. Greene's resignation as if it occurred prior to May 17, 2002. Unless otherwise indicated, the address for these individuals is 317 Kimball Avenue, Roanoke, Virginia 24016.

NAME AND ADDRESS OF PERSON                                                     NO. OF SHARES       PERCENT OF CLASS (1)
--------------------------                                                     -------------       --------------------
Victor F. Foti
President, Chief Executive Officer and Director......................              645,157 (2)           5.3%

Robyn B. Mabe
Vice President, Chief Financial Officer and Corporate Controller
Secretary/Treasurer..................................................               10,000                *

J. Carson Quarles (3)
Chairman.............................................................               36,666                *

Stanley L. Bozeman, Jr.
Director.............................................................              286,000 (4)           2.3%

J. Alan Cowart
Director.............................................................              457,500 (5)           3.8%

Paul C. Schorr, III
Director.............................................................              385,009 (7)           3.2%

Roger D. Sack
Director.............................................................              229,799               1.9%

A. Jones Yorke
Director.............................................................               20,000 (8)            *

Ronald G. Stancill
Director.............................................................              562,000 (9)           4.6%


All directors and officers as a group beneficially own 2,507,881 shares or 20.6% of the outstanding common stock as of May 17, 2002.

--------
* Represents less than 1% of the outstanding common stock of the Company.

(1) Based upon 12,178,800 shares of common stock outstanding as of May 17, 2002. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within sixty days upon exercise of stock options or warrants and shares, options or warrants owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers and directors as a group include the shares of common stock issuable upon presently exercisable stock options or warrants and shares, options or warrants owned indirectly. However, the shares of common stock so issuable upon exercise by any persons are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(2) This number of beneficially owned shares includes 177,222 shares owned by H-H Corporation, a corporation in which Mr. Foti has voting shares and investment power; 157,185 shares owned by VIAMAC, Inc., a corporation in which Mr. Foti has voting shares and investment power; 24,000 shares owned by A Storage on Wheels, a corporation in which Mr. Foti has voting shares and investment power; and 76,000 shares owned by Mr. Foti's spouse.

(3)  Address is 7323 Lamarre Circle, Roanoke, VA 24019.

(4) This number of beneficially owned shares includes 10,000 shares purchasable pursuant to currently exercisable options or warrants. Address is 1412 North Expressway, Griffin, GA 30223.

(5) This number of beneficially owned shares includes 12,000 shares owned by two of Mr. Cowart's minor children. Address is 104 Pine Lakes Avenue, Savannah, GA 30223.

(6) This number of beneficially owned shares includes 121,181 shares owned directly by The Schorr Family Company, Inc., in which Mr. Schorr is the President and Chief Executive Officer. Address is P.O. Box 57310, Lincoln, NE 68505.

(7)  Address is 2745 East Gate Road, Lincoln, NE 68502.

(8) This number of beneficially owned shares includes 20,000 purchasable pursuant to currently exercised options or warrants. Address is 450 Park Avenue, New York, NY 10022.

(9) This number of beneficially owned shares includes 362,500 shares owned by Lynden, Inc., a corporation wholly owned by Mr. Stancill, and 200,000 shares owned by RRJMP, Inc., in which he is President and has 20% ownership. Address is P.O. Box 1149, Anniston, AL 36202.

                                  CONSENT CARD

           CONSENT SOLICITATION BY TITUS W. GREENE, G. THOMAS CLIETT,
                    THOMAS M. HONTZAS AND CHARLES W. MANTOOTH
                  WITH RESPECT TO AUSTINS STEAKS & SALOON, INC.

     Unless otherwise indicated below, the undersigned, a shareholder of record of Austins Steaks & Saloon, Inc. ("Austins") as of the close of business on August __, 2002 (the "Consent Record Date"), hereby consents, pursuant to
Section 228 of the Delaware General Corporation Law, with respect to the number of shares of common stock of Austins held by the undersigned, to the taking of the following actions without a meeting of the shareholders of Austins:


     Please mark your votes as /X/ indicated in this example.

PROPOSAL 1:    Remove the following current directors of Austins: J. Carson
               Quarles, Victor F. Foti, Roger D. Sack, A. Jones Yorke, Ronald G.
               Stancill and Stanley L. Bozeman, Jr. and any other person elected or appointed to the Austins Board of Directors prior to the effective date of this proposal other than Paul C. Schorr, III and J. Alan Cowart and the directors elected by this consent.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

INSTRUCTION:   IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS
               NAMED IN PROPOSAL #1, BUT NOT ALL OF THEM, CHECK THE "CONSENT"
               BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH
               REMOVED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------

PROPOSAL 2:    Elect Thomas M. Hontzas, Charles W. Mantooth, Pat Vezertzis,
               Jesse M. Harrington III, Charles H. Wright, William E. Proffitt and Titus W. Greene to serve as directors of Austins until their respective successors are duly elected and qualified or their earlier resignation or removal.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

INSTRUCTION:   IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS
               NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE "CONSENT"
               BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH
               ELECTED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------

     BOTH OF PROPOSALS 1 AND 2 MUST BE APPROVED FOR EITHER OF THEM TO BE EFFECTIVE.

PROPOSAL 3:    Repeal any amendment(s) to the Austins bylaws adopted by the current Austins Board of Directors between July 17, 2002 and the effective date of this proposal.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

     THE EFFECTIVENESS OF PROPOSAL 3 IS NOT CONDITIONED UPON THE ADOPTION OF ANY OTHER PROPOSAL.

     IF YOU FAIL TO MARK A BOX FOR ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

     IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

                                    Dated:______________________________________

                                    Number of Shares:___________________________

                                    Print Name:_________________________________

                                    Signature(s):_______________________________

                                    Signature(s):_______________________________

                                    Authority:__________________________________


                                    Please sign exactly as the name appears on stock certificate. If shares are held by joint tenants, both should sign. In case of joint owners, each joint owner must sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title.

                            CONSENT INSTRUCTION FORM

           CONSENT SOLICITATION BY TITUS W. GREENE, G. THOMAS CLIETT,
                    THOMAS M. HONTZAS AND CHARLES W. MANTOOTH
                  WITH RESPECT TO AUSTINS STEAKS & SALOON, INC.

     Unless otherwise indicated below, the undersigned, a shareholder of record of Austins Steaks & Saloon, Inc. ("Austins") as of the close of business on August __, 2002 (the "Consent Record Date"), hereby consents, pursuant to
Section 228 of the Delaware General Corporation Law, with respect to the number of shares of common stock of Austins held by the undersigned, to the taking of the following actions without a meeting of the shareholders of Austins:

     Please mark your votes as /X/ indicated in this example.

PROPOSAL 1:    Remove the following current directors of Austins: J. Carson
               Quarles, Victor F. Foti, Roger D. Sack, A. Jones Yorke, Ronald G.
               Stancill and Stanley L. Bozeman, Jr. and any other person elected or appointed to the Austins Board of Directors prior to the effective date of this proposal other than Paul C. Schorr, III and J. Alan Cowart and the directors elected by this consent.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

INSTRUCTION:   IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS
               NAMED IN PROPOSAL #1, BUT NOT ALL OF THEM, CHECK THE "CONSENT"
               BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH
               REMOVED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------

PROPOSAL 2:    Elect Thomas M. Hontzas, Charles W. Mantooth, Pat Vezertzis,
               Jesse M. Harrington III, Charles H. Wright, William E. Proffitt and Titus W. Greene to serve as directors of Austins until their respective successors are duly elected and qualified or their earlier resignation or removal.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

INSTRUCTION:   IF YOU WISH TO CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS
               NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE "CONSENT"
               BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH
               ELECTED IN THE FOLLOWING SPACE:

------------------------------------------------------------------------


     BOTH OF PROPOSALS 1 AND 2 MUST BE APPROVED FOR EITHER OF THEM TO BE EFFECTIVE.

PROPOSAL 3:    Repeal any amendment(s) to the Austins bylaws adopted by the current Austins Board of Directors between July 17, 2002 and the effective date of this proposal.

CONSENT / /              DOES NOT CONSENT / /                     ABSTAIN / /

     THE EFFECTIVENESS OF PROPOSAL 3 IS NOT CONDITIONED UPON THE ADOPTION OF ANY OTHER PROPOSAL.

     IF YOU FAIL TO MARK A BOX FOR ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED.

     IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

                                    Dated:______________________________________

                                    Number of Shares:___________________________

                                    Print Name:_________________________________

                                    Signature(s):_______________________________

                                    Signature(s):_______________________________

                                    Authority:__________________________________


                                    Please sign exactly as the name appears on stock certificate. If shares are held by joint tenants, both should sign. In case of joint owners, each joint owner must sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title.


                                       2